Exhibit 99.1

Investor and Financial Contacts:
Eric Winzer
(760) 603-7200

Invitrogen Announces Fourth Quarter and Full-Year 2003 Results
Record Sales and Pro Forma Earnings Achieved

CARLSBAD, CA, February 12, 2004 — Invitrogen Corporation (Nasdaq: IVGN) today announced results for its fourth quarter and full-year ended December 31, 2003. Revenues for the fourth quarter were $207.8 million, an increase of 28% over the $161.8 million reported for the fourth quarter of 2002. Net income for the fourth quarter was $12.6 million, an increase of 24% over the $10.2 million in 2002. Earnings per share for the fourth quarter of 2003 was $0.24 per share, an increase of 20% over the $0.20 per share, reported in the fourth quarter of 2002.

Revenues for the full-year 2003 were $777.7 million, an increase of 20% over the $648.6 million reported for 2002. Net income increased 26% for the year to $60.1 million from $47.7 million. Earnings per share for 2003 was $1.17, which compares to $0.90 per share in 2002, an increase of 30%.

The company has regularly reported pro forma results which exclude acquisition related amortization and other costs. Fourth quarter pro forma net income was $31.7 million, or $0.58 per share, compared with pro forma net income in the fourth quarter of 2002 of $20.0 million, or $0.39 per share. Pro forma net income and pro forma earnings per share increased 58% and 49%, respectively. For the full year pro forma net income was $119.3 million, or $2.23 per share, compared with pro forma net income in 2002 of $97.0 million, or $1.81 per share. Pro forma net income and pro forma earnings per share increased 23% for the full year. Reconciliations between Invitrogen’s results and pro forma results for the periods reported are presented in the attached tables with information also presented on the Company’s Investor Relations web page at www.invitrogen.com.

Fourth Quarter 2003 Highlights

•	Grew revenues 28% and pro forma EPS 49%.

•	Generated $43 million of cash from operating activities.

•	Introduced the Gateway® Technology Open Architecture, allowing researchers who purchase the system the ability to create and freely distribute clones within the scientific community.

•	Acquired Sequitur and launched our Stealth RNAi product line.

•	Announced a tender offer for all of the shares of BioReliance Corporation for $48 per share providing us a strategic entrée into the biologic testing marketplace.

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Invitrogen Corporation Announces Fourth Quarter and Full-Year 2003 Results

Conference Call and Webcast Today at 11:00 am Eastern

The company will discuss its fourth quarter and full-year 2003 results and its business outlook on its conference call at 11:00 am Eastern Time today, including its 2004 guidance. Additional details regarding the call and webcast are included later in this release.

Fourth Quarter Review

Greg Lucier, Invitrogen’s President and CEO, commented: “We continued to experience strong growth in our BioProduction segment and began to see renewed organic growth in our BioDiscovery segment this quarter. We are pleased with the momentum we are carrying into 2004 and with our recent acquisition of BioReliance Corporation, we continue to expand our capabilities as the preeminent supplier to the drug development and production market.”

The fourth quarter revenue growth of 28% included 7% from favorable changes in foreign currency exchange rates. The 28% revenue growth was driven by BioDiscovery products where sales increased 31% in the fourth quarter of 2003 compared with the same period in 2002, principally due to the acquisition of well-positioned offerings from Molecular Probes, Pan Vera and InforMax. In addition, BioProduction revenues increased 23% in the fourth quarter principally related to increased sales of large scale production applications.

Fourth quarter 2003 gross margin was 58%, compared with 59% in the fourth quarter of 2002. Fourth quarter 2003 gross margin included $8.4 million in increased costs for inventories acquired with Pan Vera and Molecular Probes, which were recorded at fair value under purchase accounting rules. BioDiscovery gross margin increased to 69% in the fourth quarter of 2003 from 64% last year. Price increases, cost improvements, the inclusion of high-margin businesses acquired in the past year, and favorable changes in currency rates all contributed to the increase in BioDiscovery gross margins. BioProduction gross margin increased to 50% from 49% in the comparable quarter of 2002.

Operating income was 9% of revenues in the fourth quarter of 2003 and in the fourth quarter of 2002. Amortization of purchased intangibles increased in the fourth quarter of 2003 compared with the same period in 2002 reflecting additional amortization for the InforMax, Pan Vera and Molecular Probes businesses acquired in the past year. Operating income before business integration costs and merger-related amortization was 24% of revenues in the fourth quarter of 2003 compared with 19% in the fourth quarter of 2002. Higher gross margin more than offset the increased operating expenses resulting from our recent acquisitions, excluding merger-related amortization.

Fourth quarter interest income is lower than the same period of the prior year due to a decline in the yield of our investment portfolio, while interest expense is higher compared to the fourth quarter of 2002 because of the $350 million convertible debt offering completed in August of 2003.

The Company reduced its effective tax rate to 28.6% for the year ended December 31, 2003 reflecting higher R&D tax credits and generating more of our income in lower tax rate jurisdictions. The Company also reduced its year-to-date effective tax rate on pro forma earnings to 34.5%.

Cash flows from operating activities were $43.3 million in the fourth quarter of 2003 and $168.1 million for the year ended December 31, 2003. Cash flows from operating activities during the fourth quarter were reduced by a $13.6 million payment to the Veterans Administration to settle a contract dispute associated with the former Life Technologies business acquired in 2000. This amount was fully accrued at the date of acquisition by Invitrogen. Capital expenditures were $12.3 million during the fourth quarter of 2003 and $32.2 million for the year ended December 31, 2003.

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Invitrogen Corporation Announces Fourth Quarter and Full-Year 2003 Results

In January of 2004, the Company expanded its foreign currency hedging program to hedge up to twelve months of future forecasted foreign currency cash flows. The goal of this program is to reduce the volatility of the Company's earnings and cash flows from changes in foreign currency exchange rates.

Conference Call and Webcast Details

The company will discuss its financial and business results as well as its business outlook on its conference call at 11:00 am Eastern Time today. This conference call will contain forward-looking information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. For actual results, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the company’s financial results determined in accordance with GAAP, as well as other material financial and statistical information to be discussed on the conference call will be posted at the company’s Investor Relations website at www.invitrogen.com.

The conference call will be webcast live over the company’s investor relations website at www.invitrogen.com and will be archived at the site for one month

To listen to the live conference call, please dial 877-407-9210 (toll free) or 201-689-8049 (international) after 10:50 am Eastern. A replay of the call will be available for one week by dialing 877-660-6853, and for international callers by dialing 201-612-7415, and using confirmation code 91285 and account number 1628.

About Invitrogen

Invitrogen Corporation (Nasdaq: IVGN) provides products and services that support academic and government research institutions, and pharmaceutical and biotech companies worldwide in their efforts to improve the human condition. The company provides essential life science technologies for disease research, drug discovery, and commercial bio-production. Invitrogen’s own research and development efforts are focused on breakthrough innovation in all major areas of biological discovery including functional genomics, proteomics, bio-informatics and cell biology — placing Invitrogen’s products in nearly every major laboratory in the world. Founded in 1987, Invitrogen is headquartered in Carlsbad, California and conducts business in more than 70 countries around the world. The company globally employs approximately 3,800 scientists and other professionals. For more information about Invitrogen visit the company’s web site at www.invitrogen.com.

Statement Regarding Use of Non-GAAP Measures

We regularly have reported pro forma results for net income and earnings per share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The pro forma results exclude merger related non-cash items and business integration costs.

Our financial results under GAAP include substantial non-cash charges and tax benefits related to acquired businesses. Our pro forma calculations of net income and earnings per share, excluding merger related amortization and business integration costs, are limited because they do not reflect the entirety of our business costs. However, management believes that the pro forma presentation is a useful supplemental disclosure to investors as it provides an indication of the profitability and cash flows of the combined businesses apart from the initial, sunk cost of the acquisition. Management believes that this information is therefore useful to investors in analyzing and assessing our past and future operating performance.

In addition to the non-cash charges above, we exclude from our pro forma results the costs to integrate our acquired businesses or significant costs to restructure existing businesses as well as related tax benefits. Management views these costs as not indicative of the profitability or cash flows of its ongoing or future operations and excludes these costs as a supplemental disclosure to assist investors in evaluating and assessing our past and future operational performance.

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Invitrogen Corporation Announces Fourth Quarter and Full-Year 2003 Results

We encourage investors to carefully consider our results under GAAP, as well as our pro forma disclosures and the reconciliation between these presentations to more fully understand our business. Reconciliations between GAAP results and pro forma results are presented on the following pages.

Safe Harbor Statement

Certain statements contained in this press release and in today’s conference call are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is Invitrogen’s intent that such statements be protected by the safe harbor created thereby. Such statements include, but are not limited to statements regarding Invitrogen’s: 1) organic growth in BioDiscovery; 2) momentum in 2004; and 3) statements regarding expanded capabilities as the preeminent supplier to the drug discovery and production market. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited a) the company’s ability to identify promising technology, new product development opportunities; b) the Company’s ability to identify and implement measures to effect cost savings and efficiency improvements; and c) the company’s ability to identify acquisitions and organic growth opportunities that will position it to serve growing markets, as well as other risks and uncertainties detailed from time to time in Invitrogen’s Securities and Exchange Commission filings.

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Invitrogen Corporation Announces Fourth Quarter and Full-Year 2003 Results

INVITROGEN CORPORATION
INTERIM AND FULL-YEAR CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months		For the Year
(in thousands, except per share data)(unaudited)	Ended December 31,		Ended December 31,

	2003	2002	2003	2002

Revenues	$207,770	$161,830	$777,738	$648,597
Cost of revenues	86,267	66,936	308,389	269,898

Gross margin	121,503	94,894	469,349	378,699

Operating expenses:
Sales and marketing	41,197	34,439	154,522	124,859
General and administrative	23,325	20,448	88,708	71,105
Research and development	16,050	9,676	54,593	33,698
Purchased intangibles amortization	23,130	16,088	79,373	64,302
Purchased in-process research and development	—	—	1,410	—
Business integration costs	—	94	1,318	16,207

Total operating expenses	103,702	80,745	379,924	310,171

Income from operations	17,801	14,149	89,425	68,528

Other income (expense):
Interest income	6,053	7,202	24,026	27,391
Interest expense	(8,312)	(5,974)	(28,561)	(24,097)
Other income (expense), net	(55)	(298)	178	(646)

Total other income and expense, net	(2,314)	930	(4,357)	2,648

Income before provision for income taxes and minority interest	15,487	15,079	85,068	71,176
Income tax provision	(2,898)	(4,480)	(24,329)	(22,207)
Minority interest	—	(448)	(609)	(1,302)

Net income	$12,589	$10,151	$60,130	$47,667

Net income per common share:
Basic	$0.25	$0.20	$1.19	$0.91

Diluted	$0.24	$0.20	$1.17	$0.90

Weighted average shares used in per share calculation:
Basic	51,028	51,294	50,346	52,643
Diluted	52,944	51,522	51,353	52,963

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Invitrogen Corporation Announces Fourth Quarter and Full-Year 2003 Results

INVITROGEN CORPORATION
RECONCILATION OF GAAP EARNINGS TO PRO FORMA EARNINGS(1) AND EBITDA INFORMATION

	For the Three Months Ended December 31,		For the Year
			Ended December 31,

(in thousands, except per share data)(unaudited)	2003	2002	2003	2002

Pro forma net income excluding business integration costs and merger-related amortization, net of tax:
Income before provision for income taxes and minority interest reported under GAAP	$15,487	$15,079	$85,068	$71,176

Add back business integration costs and merger-related amortization:
Amortization of purchased intangibles	23,130	16,088	79,373	64,302
Amortization of inventory revaluation costs	8,351	—	15,146	—
Amortization of merger-related deferred compensation	436	32	797	185
Purchased in-process research and development	—	—	1,410	—
Business integration costs	—	94	1,318	16,207

Total business integration costs and merger-related amortization	31,917	16,214	98,044	80,694

Pro forma income before provision for income taxes and minority interest	47,404	31,293	183,112	151,870
Income tax provision at pro forma effective tax rate(2)	(15,676)	(10,805)	(63,174)	(53,610)
Minority interest	—	(448)	(609)	(1,302)

Pro forma net income	$31,728	$20,040	$119,329	$96,958

Calculation of pro forma earnings per share:(3)
Pro forma net income	$31,728	$20,040	$119,329	$96,958
Interest expense on subordinated debt, net of tax	2,087	2,510	8,327	9,131

Pro forma numerator for diluted earnings per share	$33,815	$22,550	$127,656	$106,089

Pro forma earnings per share:
Basic	$0.62	$0.39	$2.37	$1.84

Diluted	$0.58	$0.39	$2.23	$1.81

Weighted average shares used in pro forma per share calculations:
Basic	51,028	51,294	50,346	52,643
Dilutive stock options	1,773	228	944	321
Contingently issuable restricted stock	143	—	63	—
Dilutive shares from assumed conversion of convertible subordinated debt	5,807	5,807	5,807	5,807

Diluted	58,751	57,329	57,160	58,771

Earnings Before Interest, Taxes, Depreciation, Amortization and Business Integration Costs:
Income from operations reported under GAAP	$17,801	$14,149	$89,425	$68,528
Add back business integration costs and merger-related amortization	31,917	16,214	98,044	80,694
Add back depreciation	8,387	5,752	28,287	20,178
Add back amortization of non merger-related deferred compensation	430	—	701	—
Add back amortization of all other intangible assets	631	798	2,957	3,187

EBITDA and business integration costs	$59,166	$36,913	$219,414	$172,587

(1)	The company has regularly reported pro forma results which exclude the amortization of purchased intangibles, amortization of inventory revaluation costs on products sold that were previously written-up under purchase accounting rules and business integration costs to provide a supplemental comparison of results of operations.

(2)	The company’s effective income tax rate used in the calculation of pro forma net income differs from the effective income tax rate applied for GAAP purposes. The effective income tax rate on GAAP pre-tax income is lower because the expenses included in GAAP pre-tax income, but excluded from pro forma pre-tax income, produce a tax benefit in a taxing jurisdiction having a higher tax rate than the company’s overall average income tax rate.

(3)	Pro forma diluted earnings per share includes the potential dilution from the 2006 Convertible Subordinate Debt, and, using the as-if-converted method, which assumes that the debt was converted at the beginning of the period presented with related interest expense, net of tax, added back to the numerator and shares from the assumed conversion of the debt added to the denominator. The 2023 and 2007 Convertible Debt were not dilutive for GAAP earnings per share.

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Invitrogen Corporation Announces Fourth Quarter and Full-Year 2003 Results

INVITROGEN CORPORATION
BUSINESS SEGMENT HIGHLIGHTS AND RECONCILATION OF
GAAP TO PRO FORMA OPERATING MARGIN
FOR THE THREE MONTHS ENDED DECEMBER 31, 2003 AND 2002

	Bio-Discovery	Bio-Production	Corporate
	(formerly Molecular	(formerly Cell	And
(dollars in thousands)(unaudited)	Biology)	Culture)	Unallocated(1)	Total

Segment Results for the Three Months Ended December 31, 2003
Revenues from external customers	$138,992	$68,778	$—	$207,770

Gross margin	95,314	34,646	(8,457)	121,503

Gross margin as a percentage of revenues	69%	50%		58%
Selling, administrative and R&D	57,012	15,746	7,814	80,572
Business integration costs and merger-related amortization(2)	—	—	23,130	23,130

Income (loss) from operations	38,302	18,900	(39,401)	17,801
Operating margin as a percentage of revenues	28%	27%		9%
Add back business integration costs and merger-related amortization(3)	—	—	31,917	31,917

Pro forma operating income (loss)	$38,302	$18,900	$(7,484)	$49,718

Pro forma operating margin as a percentage of revenues	28%	27%		24%
Segment Results for the Three Months Ended December 31, 2002
Revenues from external customers	$105,815	$56,015	$—	$161,830

Gross margin	67,417	27,484	(7)	94,894

Gross margin as a percentage of revenues	64%	49%		59%
Selling, administrative and R&D	42,668	13,625	8,270	64,563
Business integration costs and merger-related amortization(2)	—	—	16,182	16,182

Income (loss) from operations	24,749	13,859	(24,459)	14,149
Operating margin as a percentage of revenues	23%	25%		9%
Add back business integration costs and merger-related amortization(3)	—	—	16,214	16,214

Pro forma operating income (loss)	$24,749	$13,859	$(8,245)	$30,363

Pro forma operating margin as a percentage of revenues	23%	25%		19%

(1)	Unallocated items for the three months ended December 31, 2003 and 2002 include costs for purchase accounting inventory revaluations of $8.4 million and $0, amortization of purchased intangibles of $23.1 million and $16.1 million, amortization of deferred compensation of $0.4 million and $32,000, and business integration costs of $0 million and $0.1 million, respectively, which are not allocated by management for purposes of analyzing the operations, since they are principally non-cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.

(2)	Excludes deferred compensation for the three months ended December 31, 2003 and 2002 of $0.4 million and $32,000, respectively, which is allocated to operating expenses.

(3)	Includes amortization of deferred compensation costs.

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Invitrogen Corporation Announces Fourth Quarter and Full-Year 2003 Results

INVITROGEN CORPORATION
BUSINESS SEGMENT HIGHLIGHTS AND RECONCILATION OF
GAAP TO PRO FORMA OPERATING MARGIN
FOR THE YEAR ENDED DECEMBER 31, 2003 AND 2002

	Bio-Discovery	Bio-Production	Corporate
	(formerly Molecular	(formerly Cell	And
(dollars in thousands)(unaudited)	Biology)	Culture)	Unallocated(1)	Total

Segment Results for the Year Ended December 31, 2003
Revenues from external customers	$500,501	$277,237	$—	$777,738

Gross margin	339,782	144,852	(15,285)	469,349

Gross margin as a percentage of revenues	68%	52%		60%
Selling, administrative and R&D	209,694	60,177	27,952	297,823
Business integration costs and merger-related amortization(2)	—	—	82,101	82,101

Income (loss) from operations	130,088	84,675	(125,338)	89,425
Operating margin as a percentage of revenues	26%	31%		11%
Add back business integration costs and merger-related amortization(3)	—	—	98,044	98,044

Pro forma operating income (loss)	$130,088	$84,675	$(27,294)	$187,469

Pro forma operating margin as a percentage of revenues	26%	31%		24%
Segment Results for the Year Ended December 31, 2002
Revenues from external customers	$428,883	$219,714	$—	$648,597

Gross margin	267,719	111,005	(25)	378,699

Gross margin as a percentage of revenues	62%	51%		58%
Selling, administrative and R&D	158,705	49,276	21,681	229,662
Business integration costs and merger-related amortization(2)	—	—	80,509	80,509

Income (loss) from operations	109,014	61,729	(102,215)	68,528
Operating margin as a percentage of revenues	25%	28%		11%
Add back business integration costs and merger-related amortization(3)	—	—	80,694	80,694

Pro forma operating income (loss)	$109,014	$61,729	$(21,521)	$149,222

Pro forma operating margin as a percentage of revenues	25%	28%		23%

(1)	Unallocated items for the year ended December 31, 2003 and 2002 include costs for purchase accounting inventory revaluations of $15.1 million and $0, amortization of purchased intangibles of $79.4 million and $64.3 million, amortization of deferred compensation of $0.8 million and $0.2 million, purchased in-process research and development costs of $1.4 million and $0, and business integration costs of $1.3 million and $16.2 million, respectively, which are not allocated by management for purposes of analyzing the operations, since they are principally non-cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.

(2)	Excludes deferred compensation for the year ended December 31, 2003 and 2002 of $0.8 million and $0.2 million, respectively, which is allocated to operating expenses.

(3)	Includes amortization of deferred compensation costs.

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Invitrogen Corporation Announces Fourth Quarter and Full-Year 2003 Results

INVITROGEN CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS

	December 31,	December 31,
(in thousands)	2003	2002

	(unaudited)
ASSETS
Current assets:
Cash and investments	$998,737	$731,375
Trade accounts receivable, net of allowance for doubtful accounts	117,095	95,104
Inventories	126,707	85,531
Deferred income taxes	19,310	28,679
Prepaid expenses and other current assets	25,495	27,762

Total current assets	1,287,344	968,451
Property and equipment, net	186,231	136,151
Goodwill	983,407	768,459
Intangible assets, net	464,659	344,180
Long-term investments	177,070	338,488
Other assets	66,978	59,237

Total assets	$3,165,689	$2,614,966

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term obligations	$1,784	$2,456
Accounts payable, accrued expenses and other current liabilities	121,151	108,021
Income taxes	2,758	30,478

Total current liabilities	125,693	140,955
Long-term obligations and reserves	32,069	24,664
Pension liabilities	17,249	21,997
Deferred income tax liability	161,331	108,737
Convertible debentures	1,022,500	672,500
Minority interest	—	3,503
Stockholders’ equity	1,806,847	1,642,610

Total liabilities and stockholders’ equity	$3,165,689	$2,614,966

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